EXHIBIT 99.1

Aptose Provides Corporate Updates

Announces short-term cash advance

SAN DIEGO and TORONTO, June 17, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (TSX: APS; OTC: APTOF), a clinical-stage precision oncology company, announced today that the Company has secured a short-term cash advance from Dr. William G. Rice, the Company’s Chairman of the Board, President and Chief Executive Officer (the “Advance”), to support near-term obligations, including payroll, and to enable continued advancement of its clinical-stage oral kinase inhibitor, tuspetinib, while it engages in ongoing negotiations with prospective funding partners.

The Advance is non-interest bearing and the Company may repay the Advance in whole or in part with no penalty at any time and from time to time. The Advance is unsecured, and no securities will be issued in connection with the Advance.

The Advance constitutes a “related-party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) as Dr. Rice is a related party of the Company under Canadian securities laws. However, the Company is relying on the exemptions from the formal valuation and minority shareholder approval requirements contained in MI 61-101.

Despite this advance, if Aptose does not receive additional funding in the coming days, the Corporation does not expect to have sufficient financial resources to fund planned Company operation and will have certain alternatives that could include insolvency proceedings.

Announces board resignation

Separately, Aptose announced that effective June 16, 2025, Ms. Carol Ashe has resigned as a director of the Company. The Company wishes to thank Ms. Ashe for her valuable contributions during her tenure as an Aptose board member and wishes her every success in her future endeavors.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company’s lead clinical-stage, oral kinase inhibitor tuspetinib (TUS) has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the terms of the Advance, including the purpose of the Advance, expectations with respect to the repayment of the Advance, as well as statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. These risks and uncertainties include, among others: our ability to obtain the capital required for research and operations and to continue as a going concern; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein.

These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com